Exhibit 5.1

King & Spalding LLP 1180 Peachtree Road NE Atlanta, GA 30309 Phone: 404/572-4600 Fax: 404/572-5100 www.kslaw.com

September 18, 2018

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Ladies and Gentlemen:

We have acted as counsel for SunTrust Banks, Inc., a Georgia corporation (the “Company”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of an indeterminate amount of the following securities (each, a “Security”):

(a) Senior Debt Securities of the Company (the “Senior Debt Securities”), which may be issued pursuant the Indenture, dated September 10, 2007 (the “Senior Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Senior Trustee”), and which include the Company’s senior debt securities designated as its Global Medium-Term Notes, Series A (the “Series A Notes”);

(b) Subordinated Debt Securities of the Company (the “Subordinated Debt Securities”), which may be issued pursuant to an Indenture (the “Subordinated Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”);

(c) Shares of Preferred Stock of the Company, no par value (the “Preferred Stock”);

(d) Depositary Shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”), to be issued under a deposit agreement (the “Deposit Agreement”);

(e) Shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”);

(f) Warrants of the Company (the “Warrants”);

(g) Purchase Contracts of the Company (the “Purchase Contracts”); and

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(h) Units (“Units”) consisting of two or more of the securities listed above, which may or may not be separable from one another.

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture, the Subordinated Indenture, the Deposit Agreement and any contract governing or establishing the terms of any Warrants, Purchase Contracts or Units have been or will have been duly authorized by all requisite action by each party thereto (other than the Company), that such documents have been or will have been duly executed and delivered by each party thereto (other than the Company), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms. In connection with the opinions expressed below, we have also assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Georgia; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iv) that the execution and delivery of, and performance by the Company pursuant to, any Security whose terms are established subsequent to the date hereof (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) The Senior Debt Securities, including the Series A Notes, when (a) the definitive terms and provisions of the Senior Debt Securities and of their issuance and sale have been duly authorized and established and (b) executed by the Company, authenticated by the Senior Trustee in accordance with the Senior Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(2) The Subordinated Debt Securities, when (a) the Subordinated Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (b) the definitive terms and provisions of the Subordinated Debt Securities and of

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their issuance and sale have been duly authorized and established and (c) executed by the Company, authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(3) Any shares of Preferred Stock, when (a) the terms of the Preferred Stock and of their issuance and sale have been duly authorized and established, (b) articles of amendment setting forth the terms of the Preferred Stock have been duly filed with the Secretary of State of the State of Georgia and (c) certificates in the form required under Georgia corporate law representing the shares of Preferred Stock have been executed and countersigned, and delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Preferred Stock. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares or may be issued as part of Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(4) Any Depositary Shares, when (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company, (b) the terms of the Depositary Shares and of their issuance and sale have been duly authorized and established, (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and (d) the depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of the Preferred Stock in accordance with the Deposit Agreement and delivered to and paid for by the purchasers thereof, will constitute valid and binding interests in the corresponding shares of Preferred Stock and entitle the holders thereof to the rights specified in the Deposit Agreement, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(5) Any shares of Common Stock, when (a) the terms of their issuance and sale have been duly authorized and established and (b) delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Common Stock. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued as part of Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(6) The Warrants, when (a) the warrant agreement governing and establishing the terms of the Warrants has been duly authorized, executed and delivered by the Company and (b) the terms of the Warrants and of their issuance and sale have been duly authorized and established, and (c) executed by the Company, countersigned in accordance with the warrant agreement, and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

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(7) The Purchase Contracts, when (a) any contract governing and establishing the terms of the Purchase Contracts has been duly authorized, executed and delivered by the Company, (b) the terms of the Purchase Contracts and of their issuance and sale have been duly authorized and established, and (c) executed by the Company, countersigned or authenticated (as applicable) in accordance with any contract governing and establishing the terms of the Purchase Contracts, and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(8) The Units, when (a) any contract governing and establishing the terms of the Units has been duly authorized, executed and delivered by the Company, (b) the terms of the Units and of their issuance and sale have been duly authorized and established, and (c) executed by the Company, countersigned or authenticated (as applicable) in accordance with any contract governing and establishing the terms of the Units, and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

In connection with our opinions in paragraphs (1) and (2) above, we note that, as of the date of this opinion, a judgment for money in an action based on Senior Debt Securities or Subordinated Debt Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Senior Debt Security or Subordinated Debt Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the prospectus that forms a part thereof. In addition, if a pricing supplement relating to the offer and sale of any Series A

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Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of King & Spalding LLP, as counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America and the laws of the States of New York and Georgia. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution, delivery and, with respect to the notes, authentication, of the indenture and the notes and the validity, binding nature and enforceability of the indenture and notes with respect to the trustee, all as stated in the letter of such counsel dated September 18, 2018, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Commission on such date. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

Very truly yours,

/s/ King & Spalding LLP